SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

APOGENT TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Filed by Registrant

(Name of Person(s) Filing Proxy Statement,

if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Filed by Apogent Technologies Inc.

Pursuant to Rule 14a-6

Under the Securities Exchange Act of 1934

Subject Company: Apogent Technologies Inc.

Commission File No. 1-11091

This filing relates to the planned merger (the “Merger”) between Fisher Scientific International Inc. (“Fisher Scientific”) and Apogent Technologies Inc. (“Apogent”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of March 17, 2004, as amended on April 16, 2004 (the “Merger Agreement”), by and among Fisher Scientific, Fox Merger Corporation and Apogent. Fisher Scientific has filed a registration statement on Form S-4 (SEC File No. 333-114548) with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher Scientific’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the Merger. The Merger Agreement is contained in the definitive joint proxy statement/prospectus, is on file with the SEC as an exhibit to the Current Report on Form 8-K, filed by Apogent on April 19, 2004, and is incorporated by reference into this filing.

On June 7, 2004, Apogent disseminated the following letter describing the treatment of shares held in the Apogent Employee Stock Purchase Plan in light of the termination of that plan relating to the Merger:

June 7, 2004

Dear ESPP Participant:

The Apogent Employee Stock Purchase Plan (“ESPP”) was terminated in connection with the proposed merger of Apogent Technologies Inc. and Fisher Scientific International Inc.

As a result, the ESPP Plan Administrator will issue to you an Apogent stock certificate for the shares of Apogent common stock held for you under the ESPP some time before July 1, 2004, the anticipated merger date. When the merger closes, each of your Apogent shares automatically will be converted to 0.56 shares of Fisher Scientific International Inc. common stock. After the merger, you will be contacted by Mellon Investor Services, Fisher’s transfer agent, about the surrender of your Apogent stock certificate for a Fisher stock certificate.

If you wish to sell the Apogent shares held for you by the ESPP before the proposed Apogent-Fisher merger, you must contact Equiserve, Apogent’s transfer agent and the ESPP Plan Administrator, by 1:00 P.M. June 18, 2004, and follow the instructions for sale on the enclosed ESPP INSTRUCTIONS. Sale of ESPP shares will be a taxable event. Because Equiserve will not be withholding taxes from sale proceeds, you will be required to compute and pay any taxes due.

We encourage you to consult your personal tax advisor when deciding whether to retain or sell ESPP shares.

If you have any questions please call me at 603-433-6131, ext. 464. Thank you.

Sincerely,

/s/ Gary J. Marmontello
Gary J. Marmontello Vice President-Human Resources and Assistant Secretary

Enclosure – ESPP INSTRUCTIONS

ESPP INSTRUCTIONS

RETENTION OF ESPP SHARES

•  Unless you instruct Equiserve, Apogent’s transfer agent and the ESPP Plan Administrator, to sell your ESPP shares by 1:00 P.M. on June 18, 2004, Equiserve will issue to you an Apogent stock certificate for the shares held in your ESPP account, plus a check for the value of any fractional shares. The stock certificate and check will be mailed to your address of record after June 18, 2004, and your ESPP account will be closed.

•  After the proposed Apogent-Fisher merger closes, you should be contacted by Mellon Investor Services, the transfer agent for Fisher regarding the conversion of each of your Apogent shares into 0.56 Fisher shares, and the surrender of your Apogent stock certificate to receive a stock certificate representing your Fisher shares.

•  The issuance of an Apogent stock certificate in your name and the subsequent conversion of Apogent shares into Fisher shares will not be a taxable event or a “disposition” of your ESPP shares, as described in your ESPP Plan booklet.

SALE OF ESPP SHARES

•  You can sell the shares held in your ESPP account before the proposed Apogent-Fisher merger by contacting Equiserve, Apogent’s transfer agent and the ESPP Plan Administrator, by 1:00 P.M. ON FRIDAY, JUNE 18, 2004.

•  Please contact Equiserve at 1-800-659-6111 and follow the interactive voice response system to access your account and effect the sale. You can also access your account and sell your shares by visiting the Equiserve website at www.equiserve.com, and subsequently choosing the “employee plan services” link at this site.

•  SALE OF YOUR ESPP SHARES WILL BE A TAXABLE TRANSACTION, and, because Equiserve will not withhold taxes from sale proceeds payable to you, you will be responsible for computing and paying any taxes owed. Sale of ESPP shares also will be subject to normal transaction fees.

•  Please see your ESPP plan booklet for details regarding these matters. We encourage you to consult your personal tax advisor prior to selling ESPP shares.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Fisher has filed a registration statement on Form S-4 (SEC File No. 333-114548) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the merger. Apogent and Fisher have filed or will file additional relevant materials with the SEC, and investors and securityholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain and will contain important information about Apogent, Fisher and the merger. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger. Investors and securityholders may obtain the definitive joint proxy statement/prospectus and any other documents filed by Apogent or Fisher with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, the definitive joint proxy statement/ prospectus and documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801 or from Apogent’s website at www.apogent.com. The definitive joint proxy statement/prospectus and documents filed with the SEC by Fisher may be obtained free of charge by directing such request to: Corporate Secretary, One Liberty Lane, Hampton, NH 03842 or from Fisher’s website at www.fisherscientific.com.

Apogent, Fisher and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Apogent and Fisher in favor of the merger. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on December 23, 2003. Information about the executive officers and directors of Fisher and their ownership of Fisher common stock is set forth in definitive joint proxy statement/prospectus. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Apogent, Fisher, and their respective executive officers and directors in the merger by reading the definitive joint proxy statement/prospectus regarding the merger.